UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters of a Vote of Security Holders

The Annual Meeting of Shareholders of Citizens & Northern Corporation was held on Thursday, April 23, 2015. The Board of Directors fixed the close of business on February 20, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On this record date, there were outstanding and entitled to vote 12,263,027 shares of Common Stock with two issues proposed for vote by the stockholders. A total of 8,789,200 shares of Common Stock were present or represented by proxy at the meeting. This represented approximately 72% of the Corporation’s outstanding Common Stock.

Proposal I- Election of Class I Directors

Voting for the Class I Directors elected to serve for a term of three years is summarized as follows:

Edward H. Owlett, III
Total Votes in Favor	4,707,083
Total Votes Withheld / Against	1,220,328
Broker Non-Votes	2,861,789

James E. Towner
Total Votes in Favor	5,085,352
Total Votes Withheld / Against	842,059
Broker Non-Votes	2,861,789

Proposal II – Ratification and Approval of the appointment of the firm of Baker Tilly Virchow Krause, LLP as independent auditors of the Corporation.

Voting on the requested ratification and approval of the appointment of the firm of Baker Tilly Virchow Krause, LLP as independent auditors of the Corporation was as follows:

Total Votes in Favor	8,605,786
Total Votes Against	77,779
Total Abstained	105,635
Broker Non-Votes	0

Item 8.01. Other Events

On April 24, 2015 Citizens & Northern Corporation (the “Company”) issued a press release announcing that the Company’s Board of Directors has declared a dividend on its common stock of $0.26 per share, payable May 15, 2015 to shareholders of record as of May 4, 2015. Declaration of the dividend was made at the April 23, 2015 meeting of the Corporation’s Board of Directors. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	99.1	Press release dated April 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: April 24, 2015	By:	/s/ Mark A. Hughes
Mark A. Hughes, Treasurer